Exhibit 99.1

CMS Energy Announces First Quarter Results, Reaffirms

2023 Adjusted EPS Guidance

JACKSON, Mich., April 27, 2023– CMS Energy announced today reported earnings per share of $0.69 for the first quarter of 2023, compared to $1.21 per share for the same quarter in 2022. The company’s adjusted earnings per share for the first quarter of 2023 were $0.70, compared to $1.20 per share for the same quarter in 2022, primarily due to unfavorable weather, which reduced sales volumes, and higher service restoration costs attributable to significant storm activity during the quarter.

CMS Energy reaffirmed its 2023 adjusted earnings guidance of $3.06 to $3.12* per share (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end of the adjusted EPS growth range.

“Despite a historically warm winter and severe ice storms, we remain confident in our ability to deliver on our full year earnings guidance,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “We look forward to working with all stakeholders as we look to improve customer reliability through thoughtful investments in our infrastructure.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2023 first quarter results and provide a business and financial outlook on Thursday, April 27 at 9:00 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to NorthStar Clean Energy’s interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.
To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/23	3/31/22
Operating revenue	$2,284	$2,374

Operating expenses	1,970	1,918

Operating Income	314	456

Other income	56	48

Interest charges	147	124

Income Before Income Taxes	223	380

Income tax expense	29	39

Income From Continuing Operations	194	341

Income from discontinued operations, net of tax	-	4

Net Income	194	345

Loss attributable to noncontrolling interests	(10)	(8)

Net Income Attributable to CMS Energy	204	353

Preferred stock dividends	2	2

Net Income Available to Common Stockholders	$202	$351

Diluted Earnings Per Average Common Share

Income from continuing operations per average common share available to common stockholders	$0.69	$1.20

Income from discontinued operations per average common share available to common stockholders	-	0.01
Diluted earnings per average common share	$0.69	$1.21

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	3/31/23	12/31/22
Assets
Current assets
Cash and cash equivalents	$571	$164
Restricted cash and cash equivalents	27	18
Other current assets	2,391	3,251
Total current assets	2,989	3,433
Non-current assets
Plant, property, and equipment	23,003	22,713
Other non-current assets	5,394	5,207
Total Assets	$31,386	$31,353

Liabilities and Equity
Current liabilities (1)	$1,509	$1,866
Non-current liabilities (1)	7,741	7,583
Capitalization
Debt and finance leases (excluding securitization debt) (2)	14,314	14,139
Preferred stock and securities	224	224
Noncontrolling interests	572	580
Common stockholders' equity	6,856	6,791
Total capitalization (excluding securitization debt)	21,966	21,734
Securitization debt (2)	170	170
Total Liabilities and Equity	$31,386	$31,353

(1) Excludes debt and finance leases.

(2) Includes current and non-current portions

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Three Months Ended
	3/31/23	3/31/22
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$182	$476

Net cash provided by operating activities	1,040	707
Net cash used in investing activities	(651)	(539)
Cash flows from operating and investing activities	389	168
Net cash provided by (used in) financing activities	27	(170)

Total Cash Flows	$416	$(2)

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$598	$474

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/23		3/31/22
Net Income Available to Common Stockholders	$202		$351
Reconciling items:
Disposal of discontinued operations gain	-		(5)
Tax impact	-		1
Other exclusions from adjusted earnings**	3		(1)
Tax impact	(1)		*

Adjusted net income – non-GAAP	$204		$346

Average Common Shares Outstanding - Diluted	291.2		289.9

Diluted Earnings Per Average Common Share
Reported net income per share	$0.69		$1.21
Reconciling items:
Disposal of discontinued operations gain	-		(0.01)
Tax impact	-		*
Other exclusions from adjusted earnings**	0.01		(* )
Tax impact	(*	)	*

Adjusted net income per share – non-GAAP	$0.70		$1.20

*   Less than $0.5 million or $0.01 per share.

** Includes restructuring costs, business optimization initiative, and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy’s interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.